RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  US LEC CORP.


         US LEC Corp., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

                                       I.

         1. The name of the Corporation is US LEC Corp. The Corporation was originally incorporated under the same name, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 29, 1997.

         2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

         3. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows.

                                       II.

         The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                      III.

         The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                       IV.

         1. The total number of shares of all stock which the Corporation shall have the authority to issue is One Hundred Million shares (100,000,000), consisting of Ten Million (10,000,000) shares of Preferred Stock, $.01 par value per share, and Ninety Million (90,000,000) shares of Common Stock. The Common Stock shall be divided into two (2) classes as follows:

                  (a) Seventy-Two Million Nine Hundred Twenty-Four Thousand Seven Hundred Twenty-Eight (72,924,728) shares of Class A Common Stock, $.01 par value per share ("Class A Common"); and



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                  (b) Seventeen Million Seventy-Five Thousand Two Hundred
         Seventy-Two (17,075,272) shares of Class B Common Stock, $.01 par value per share ("Class B Common").

         2.       Common Stock.

                  (a) Rights Generally. Except as provided herein, all shares of Class A Common and Class B Common (together, the "Common Stock") shall be identical and entitle the holders thereof to the same rights and privileges.

                  (b) Dividends and Stock Splits. Whenever dividends upon Preferred Stock at the time outstanding, to the extent of any preference to which such stock is entitled, shall have been paid in full, or declared and set apart for payment, for all current and, if such Preferred Stock shall have cumulative rights, all past dividend periods, and after the provisions for any sinking or purchase fund or funds for any series of Preferred Stock shall have been complied with, the Board of Directors may declare and pay dividends on the Common Stock, payable in cash or otherwise, and the holders of shares of Preferred Stock shall not be entitled to share therein, subject to the certificate of designation for any outstanding series of Preferred Stock, provided that, if dividends are declared on the Common Stock which are payable in shares of Common Stock, dividends shall be declared which are payable at the same rate on both classes of Common Stock with dividends payable in shares of Class A Common payable to holders of shares of Class A Common and dividends payable in shares of Class B Common shall be payable to holders of shares of Class B Common; and provided further, that no dividends payable in shares of Class A Common or Class B Common shall be declared unless an adequate number of authorized but unissued shares of Class A Common or Class B Common, as applicable, is available as of the date of such declaration. No split of the Class A Common may occur unless the Class B Common are split in the same manner and no split of the Class B Common may occur unless the Class A Common are split in the same manner.

                  (c) Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation or upon the distribution of assets of the Corporation, all assets and funds of the Corporation remaining, after the payment to the holders of Preferred Stock of the full preferential amounts to which they shall be entitled pursuant to the certificate of designation for such series of Preferred Stock, shall be divided and distributed among the holders of the Common Stock ratably.

                  (d) Voting. Except as otherwise required by law, the holders of Class A Common shall be entitled to one (1) vote per share on all matters to be voted on by the stockholders of the Corporation and the holders of Class B Common shall be entitled to ten (10) votes per share on all matters to be voted on by the stockholders of the Corporation. Except as otherwise provided by law and as otherwise provided in
         Article VI.2 below with respect to the election of the Class B Directors (as defined below), the holders of Class A

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         Common and the holders of Class B Common shall vote as a single class on all matters that are submitted to the stockholders for a vote.

                  (e)      Conversion.

                           (i) Mandatory Conversion. Upon the sale, distribution
                  or disposition of any or all of the shares of Class B Common held by Richard T. Aab ("Aab"), Melrich Associates, L.P., ("Melrich"), Tansukh V. Ganatra ("Ganatra"), Super STAR Associates Limited Partnership ("STAR") or any Permitted Transferee (as defined clause (f) below) to any party other than to, between or among Aab, Melrich, Ganatra, STAR (collectively, the "Initial Holders") or a Permitted Transferee, each share so sold, distributed or disposed of shall immediately be converted into one fully paid and nonassessable share of Class A Common (a "Mandatory Conversion").

                           Each such Mandatory Conversion shall be carried out
                  as follows: Concurrently with the occurrence of a transfer giving rise to a Mandatory Conversion, the transferor shall surrender for conversion into Class A Common the certificate or certificates representing the Class B Common shares transferred at the principal office of the Corporation at any time during normal business hours, together with a written notice stating that such transferor has transferred the shares, or a stated number of the shares, of Class B Common represented by such certificate or certificates to a transferee other than an Initial Holder or a Permitted Transferee. Such notice shall also state the name or names (with addresses) of the transferee of such shares, which shall also be the name in which the shares of Class A Common will be issued. Regardless of when the surrender of certificates representing the transferred shares of Class B Common and the accompanying notice are received by the Corporation, the Mandatory Conversion shall be deemed to have been effected on and as of the date of such transfer of the shares of Class B Common, and at such time the rights of the transferor of the converted shares of Class B Common as a holder of such shares shall cease and the person or persons in whose name or names the certificate or certificates for such shares of Class A Common are to be issued shall be deemed to have become the holder or holders of record of the shares of Class A Common represented thereby.

                           (ii) Elective Conversion. At the election of any
                  Initial Holder, or a Permitted Transferee then holding shares of Class B Common, each share of Class B Common shall be convertible at any time into one fully paid and nonassessable share of Class A Common (an "Elective Conversion").

                           Each such Elective Conversion of shares of Class B
                  Common into shares of Class A Common shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice stating that such holder desires to convert the shares, or a stated number of the shares, of Class

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


                  B Common represented by such certificate or certificates into shares of Class A Common. Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for such Class A Common are to be issued. Such conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted shares of Class B Common as such holder shall cease and the person or persons in whose name or names the certificate or certificates for such shares of Class A Common are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common represented thereby.

                           (iii) New Certificates. Pursuant to either a
                  Mandatory Conversion or an Elective Conversion, the Corporation shall issue and deliver each of the following upon surrender of the certificates of Class B Common for conversion and the receipt of the required written notice:

                                    (A) The certificate or certificates
                           representing the shares of Class A Common issuable upon such conversion; and

                                    (B) a certificate representing any shares of
                           Class B Common which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted into shares of Class A Common.

                           The issuance of certificates representing shares of
                  Class A Common received upon conversion of shares of Class B Common shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common.

                           (iv) The Corporation will not close its books against
                  the transfer of shares of Class A Common in any manner which would interfere with the timely conversion of any shares of Class B Common.

                           (v) The Corporation shall at all times reserve from
                  its authorized Class A Common a sufficient number of shares to provide for conversion of all Class B Common from time to time outstanding.

                           (vi) Following its conversion to Class A Common, a
                  share of Class B Common may not be reissued by the Corporation.

                           (vii) The Corporation shall note on the certificates
                  for shares of Class B Common that there are restrictions on transfer imposed by Article IV, Section (e) hereof.


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



                  (f) As used herein, "Permitted Transferee" means any of the following:

                           (i) In the case of any Initial Holder who is a
                  natural person or any Permitted Transferee who is a natural person:

                                    (A) Any spouse or lineal descendant of such
                           stockholder (the stockholder and such spouse and lineal descendants are herein collectively referred to as "Class B Holder's Family Members");

                                    (B) The trustee of a trust (including a
                           voting trust) principally for the benefit of such stockholder and/or one or more of his, her or its Permitted Transferees, provided that such trust may also grant a general or special power of appointment to one or more of such Class B Holder's Family Members and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or of the estates of one or more of such Class B Holder's Family Members payable by reason of the death of any of such Class B Holder's Family Members;

                                    (C) A corporation if a majority of all of
                           the outstanding capital stock of such corporation which is entitled to vote for the election of directors is owned by the holder of the Class B Common in question or his, her or its Permitted Transferees, provided that if by reason of any change in the ownership of such stock, such corporation would no longer qualify as a Permitted Transferee, all shares of Class B Common then held by such corporation shall, at the moment of such change, be subject to a Mandatory Conversion;

                                    (D) A partnership if a majority of the
                           interests in the partnership are owned by the holder of the Class B Common in question or his, her or its Permitted Transferees determined under this clause
                           (f)(i), provided that if by reason of any change in the ownership of such partnership interests, such partnership would no longer qualify as a Permitted Transferee, all shares of Class B Common then held by such partnership shall, at the moment of such change, be subject to a Mandatory Conversion;

                                    (E) A limited liability company if a
                           majority of all of the member interests in the company are owned by the holder of the Class B Common in question or his, her or its Permitted Transferees determined under this clause (f)(i), provided that if by reason of any change in the ownership of such member interests, such company would no longer qualify as a Permitted Transferee, all shares of Class B Common then held by such company shall, at the moment of such change, be subject to a Mandatory Conversion; and



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



                                    (F) The estate of such stockholder.

                           (ii) In the case of a holder of shares of Class B
                  Common holding such shares as trustee pursuant to a trust, Permitted Transferee means (A) any person transferring shares of Class B Common to such trust and (B) any Permitted Transferee of any such person determined pursuant to clause
                  (f)(i) above.

                           (iii) In the case of a holder of Class B Common which
                  is a limited partnership that acquired record and beneficial ownership of the shares of Class B Common in question upon its initial issuance by the Corporation, Permitted Transferee means (A) any limited or general partner of such partnership as of the date of the initial issuance of the shares of Class B Common, and (B) any Permitted Transferee of any such person determined under clause (f)(i) above.

                           (iv) In the case of a holder of Class B Common which
                  is a corporation, partnership or limited liability company (other than a limited partnership described in clause (f)(iii) above) holding record and beneficial ownership of the shares of Class B Common in question, Permitted Transferee means (A) any person transferring such shares of Class B Common to such corporation, partnership or company and (B) any Permitted Transferee of any such person determined under clause (f)(i) above.

                           (v) In the case of a holder of Class B Common which
                  is the estate of a deceased stockholder, or which is the estate of a bankrupt or insolvent stockholder, which holds record and beneficial ownership of the shares of Class B Common in question, Permitted Transferee means a Permitted Transferee of such deceased, bankrupt or insolvent stockholder as determined pursuant to clause (f)(i), (f)(ii), (f)(iii) or
                  (f)(iv) above, as the case may be.

                  (g) For purposes of Article IV.2(f) above:

                           (i) The relationship of any person that is derived by
                  or through legal adoption shall be considered a natural one.

                           (ii) Each joint owner of a share of Class B Common
                  shall be considered a stockholder.

                           (iii) Unless otherwise specified, the term "person"
                  means both natural persons and legal entities.

                  (h) Without derogating from the effect of a change in ownership described in Article IV.2(f) above, each reference to a corporation shall include any successor corporation or other entity resulting from a merger, consolidation or other corporate


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


         reorganization or similar event, each reference to a partnership shall include any successor partnership or other entity resulting from the death or withdrawal of a partner or a merger, consolidation or similar event, and each reference to a limited liability company shall include any successor limited liability company or other entity resulting from the death or withdrawal of a member or a merger, consolidation or similar event.

                  (i) No restatement or amendment may be made to this Restated Certificate of Incorporation that adversely affects the specified rights of the holders of Class B Common (including, but not limited to, the conversion rights, voting rights, and rights with respect to the election of directors and classification of directors) or to authorize any additional shares of capital stock other than the capital stock authorized herein, without the affirmative vote of a majority of the holders of the Class B Common.

         3. Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in classes, and by filing a certificate setting forth the designations of such shares pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such class, and to fix the designations, powers, preferences and rights of the shares of each such class and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each class shall include, but not be limited to, determination of the following:

                  (a) The number of shares constituting that class and the distinctive designation of that class;

                  (b) The dividend rate, if any, on the shares of that class, the dividend preference, if any, of that class, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that class;

                  (c) Whether that class shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

                  (d) Whether that class shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (e) Whether or not the shares of that class shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which the class shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (f) Whether that class shall have a sinking fund for the redemption or purchase of shares of that class, and, if so, the terms and amount of such sinking fund;


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


                  (g) The rights of the shares of that class in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that class; and

                  (h) Any other relative rights, preferences and limitations of that class.

         If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for the distribution to holders of shares of Preferred Stock of all classes shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all classes of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

                                       V.

         The Board of Directors is expressly authorized and empowered to adopt, amend, modify and repeal the By-Laws of the Corporation, subject to (a) the limitations on such power set forth in Article VIII of the By-Laws and (b) the power of the stockholders of the Corporation, subject to the limitation on such power set forth in Article VIII of the By-Laws, to amend, modify or repeal any By-Laws adopted by the Board of Directors.

                                       VI.

         1. The business of the Corporation shall be managed by a Board of Directors, and, subject to the requirement that the number of directors comprising the Board of Directors may not be less than three (3), the number of directors comprising the Board of Directors shall be fixed by the By-Laws and such number may from time to time be increased or decreased (but not below three) in such manner as is provided by the By-Laws of the Corporation. The number of directors comprising the Board of Directors on the date hereof shall be four (4).

         2. The Board of Directors shall consist of two classes of directors:
(a) "Class B Directors" of which there shall be two (2) directors at all times during which shares of Class B Common are issued and outstanding. The Class B Directors shall be elected solely by majority vote of the holders of the Class B Common voting as a separate class from all other shares of capital stock of the Corporation, and (b) "Class A Directors", who shall be all directors of the Corporation who are not Class B Directors. Class A Directors shall be elected by holders of all shares of capital stock of the Corporation entitled to vote in the election of directors (including, but not limited to, the Class A Common and the Class B Common). Class B Directors may be removed at any time, and the vacancy(ies) thereby created filled, by a majority vote of the holders of the Class B Common voting as a separate class from all other shares of capital stock of the Corporation. If at any time after the date hereof no shares of Class B Common are issued and outstanding, this subsection VI.2 shall be void and of no further force or effect.


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


                                      VII.

         Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the fullest extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as now or hereafter in effect. Without limiting the generality or effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different that that provided in this Article VII. No amendment to or repeal of this Article VII shall apply to or have any effect on the right to indemnity permitted or authorized hereunder for or with respect to claims asserted before or after such amendment or repeal arising from acts or omissions occurring in the whole or in part before the effective date of such amendment or repeal.

                                      VIII.

         To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this
Article VIII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                       IX.

         Subject to Article IV.2(i) hereof, the Corporation reserves the right to amend, modify or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute or by this Restated Certificate of Incorporation of the Corporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed by Tansukh V. Ganatra, its authorized officer this _______ day of _____________, 1998.

                               US LEC CORP.


                               By:
                                    Tansukh V. Ganatra
                                    President and Chief Operating Officer


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